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                                                                    EXHIBIT 10.3



                      PERFORMANCE STOCK OPTION AGREEMENT
                      ----------------------------------

                    Amended and Restated MedPartners, Inc.
                  1997 Long Term Incentive Compensation Plan

     THIS PERFORMANCE STOCK OPTION AGREEMENT (the "Agreement"), effective as of the 27th day of January, 1999, by and between MedPartners, Inc., a Delaware corporation (the "Company") and E. Mac Crawford ("Grantee").

     WHEREAS, the Company and Grantee entered into an Employment Agreement on March 18, 1998, as amended on August 6, 1998 (the "Employment Agreement");

     WHEREAS, the Employment Agreement provides that, in the event that the Company's Annual Target, as defined in the Employment Agreement, is met with respect to the 1998 calendar year, the Company will grant Grantee an option to purchase 500,000 shares of Common Stock (the "Option");

     WHEREAS, on January 27, 1999, the Compensation Committee (the "Committee") determined that the Company's Annual Target had been met, and granted to Grantee the Option to purchase 500,000 shares of the $.001 par value Common stock of the Company at a price of $5.4375 per share;

     WHEREAS, the Company and Grantee desire to set forth the terms of the Option;

     WHEREAS, capitalized terms used in this Agreement shall have the meanings given to them in the Employment Agreement or, if not defined therein, in the Amended and Restated MedPartners, Inc. 1997 Long Term Incentive Compensation Plan (the "Plan"), unless otherwise defined in this Agreement;

     NOW, THEREFORE, the Company and Grantee agree that the Option shall be governed by the terms and conditions of the Employment Agreement, which is incorporated herein by reference, by the terms and conditions of the Plan, which is incorporated herein by reference, and by the terms and conditions set forth in this Agreement, as follows:

     1.  Term.   The Performance Option shall expire at 5:00 p.m., Central Time,
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     on January 27, 2009 (the "Expiration Time").

     2.  Vesting.
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         (a) This Option is exercisable only to the extent it is vested. This
             Option shall vest based on the continued employment of the Grantee in increments of 166,667 shares on the date of grant and 166,666 shares each on the first and second anniversaries of the date of grant .

         (b) Upon a Change in Control of the Company, as defined in Section 8(b) of the Employment Agreement, this Option will immediately become 100% vested.

         (c) The unvested portion of this Option shall terminate and be canceled immediately upon the termination of Grantee's employment with the Company, except as provided in the Employment Agreement.

     3.  Date and Timing of Exercise.   This Option is exercisable only to the
         ----------------------------
     extent it is vested as provided in Section 2. To the extent this Option has vested in accordance with Section 2 and the Plan, it shall be exercisable (for whole shares only) at any time prior to the Expiration Time, in whole or in part.

     4.  Sale of Business Unit of Company.  The Committee, in connection with
         ---------------------------------
     the sale of any Subsidiary, Affiliate, division or other business unit of the Company, may, within the Committee's sole
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     discretion, cause this Option, if it or rights under this Option will be adversely affected by such transaction (a) to become immediately exercisable, or (b) to remain exercisable after such transaction for such period as the Committee deems appropriate under the circumstances, or both
     (a) and (b).

     5.  Method of Exercise, Payment.   This Option may be exercised by the
         ----------------------------
     Grantee, or by the Grantee's administrators, executors, or personal representatives (collectively and together with Grantee, the "Exercising Parties" and each an "Exercising Party") only in accordance with the rules and procedures established by the Company and delivered to Grantee. In the event that such rules and procedures are not established by the Company or not delivered to Grantee, the appropriate Exercising Party may exercise this Option by a written notice signed by the appropriate Exercising Party and delivered or mailed to the Company at its principal place of business hereof to the attention of the Corporate Secretary or such other officer as the Company may designate. The exercise price shall be payable upon the exercise of this Option, or as required or provided by any broker-directed cashless exercise/resale procedure adopted by the Committee, in each case in an amount equal to the number of Shares then being purchased times the per share exercise price. Payment shall be in cash or such other form authorized by the Committee.

     6.  Delivery of Shares.   The Company shall make delivery of Shares
         -------------------
     purchased pursuant to this Agreement within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, that (a) if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, (b) if the Shares specified in such notice are not subject to a registration statement with the Securities and Exchange Commission which is effective at the time such Shares would otherwise be issued hereunder, (c) if no exemption from the registration requirements of applicable state and federal securities then is available for the issuance of such Shares, as determined by the Board with the advice of legal counsel, or (d) if such Shares have not been listed or approved for listing on the New York Stock Exchange or such other national securities exchange on which Shares of Stock are then regularly traded, then the date of delivery of such Shares shall be extended for the period necessary to take such action, to make such registration statement effective, to determine that such exemption is available, or to obtain such listing or approval for listing.

     7.  Grantee Agreement.   The Company, in its discretion, may postpone the
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     issuance or delivery of Shares purchased pursuant to this Agreement until completion of any stock exchange listing, or other qualification or registration of such Shares under any state or federal law, rule or regulation, as the Company may consider appropriate, and may require Grantee to make such representations, including, but not limited to, a written representation that the Shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. The Company may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     8.  Rights as a Stockholder.   Grantee shall have no right as a stockholder
         ------------------------
     with respect to Shares covered by this Option until the date of the issuance of the Shares to Grantee and only after such Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     9.  Withholding Taxes.   Grantee agrees that the Company shall be under no
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     obligation to issue Shares of stock to Grantee upon exercise of all or any portion of this Option unless, at the time of exercise, in addition to the requirements of Section 5 hereof, Grantee pays or otherwise makes available to the Company cash (or such other medium of payment as the Company, in its sole discretion, may permit pursuant to Section 5 at the time of exercise, including compliance with applicable provisions of any broker-directed cashless exercise/resale procedures adopted by the Company pursuant to the
     Plan)

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     in an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax withholding provisions of the code and applicable state and local income and other tax laws.

     10.  Fractional Shares.   The vested portion of this Option may be
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     exercised only with respect to whole Shares of stock and any right to acquire a fractional Share of stock shall be disregarded.

     11.  Non-Alienation of Benefits.   Except insofar as applicable law may
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     otherwise require, (i) the Option, rights or interest of Grantee or stock deliverable to Grantee at any time under the Option shall not be subject in any manner to alienation by sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such rights or interest, shall be void; and (ii) to the fullest extent permitted by law, the Company shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of Grantee. Nothing in this Section 11 shall prevent Grantee's rights and interests under the Option from being transferred by will or by the laws of descent and distribution; provided, that (i) no transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee or its designee shall have been furnished before or after the death of Grantee with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer, and
     (ii) nothing in this Section 11 shall affect or change the provisions set forth in Section 7.3 of the Plan pursuant to which these shares are subject.

     12.  Miscellaneous Provisions.
          -------------------------

          (a) The granting of this Option imposes no obligation upon Grantee to exercise this Option, nor does the grant of this Option impose any obligation on the Company or any Subsidiary to continue the employment of Grantee.

          (b) This Option is granted pursuant to the Employment Agreement and the Plan. This Option is in all respects subject to the terms and conditions contained in the Employment Agreement and the Plan. The terms of the Employment Agreement will govern in case of any inconsistency between the Employment Agreement and the Plan or this Agreement. The terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

          (c) This option is intended to be a nonqualified stock option whose grant is intended not to fall under the provisions of Internal Revenue Code Section 422.


                                    By: /s/ C. Clark Wingfield
                                       ---------------------------------

                                    Title: Executive Vice President and
                                           Chief Administrative Officer


                                    GRANTEE:

                                    /s/ E. Mac Crawford
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                                    Signature

                                    E. Mac Crawford
                                    ------------------------------------
                                    Name


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